EXHIBIT 10.3



                    SECURITY AND COLLATERAL AGENCY AGREEMENT
                    ----------------------------------------


     THIS SECURITY AND COLLATERAL AGENCY AGREEMENT (the "Agreement") is made and dated as of June 28, 2002, by National Golf Operating Partnership, L.P., a Delaware limited partnership (together with its successors and permitted assigns, "Borrower") BNY Midwest Trust Company, an Illinois corporation, not individually but as collateral agent for the Secured Creditors (as defined below) (in such capacity, the "Collateral Agent"), Bank One, N.A., not individually but as agent for the lenders under the 1999 Credit Agreement (defined below) (the "Administrative Agent"), and the Noteholders (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in Article I hereof.

                                    RECITALS
                                    --------

     A. WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of July 30, 1999 (as amended by the Extension Agreement and as further amended, modified or supplemented from time to time in compliance with Section 22 hereof, the "1999 Credit Agreement"), among the Borrower, National Golf Properties, Inc., a Maryland corporation (together with its successors and permitted assigns, the "General Partner"), the Administrative Agent and the lenders named therein (together with any successors and assigns from time to time, the "Lenders"), the Lenders agreed to provide a term loan facility in the principal amount of $100,000,000 (the "Term Facility") and a revolving credit facility in the maximum aggregate principal amount of $200,000,000 (the "Revolving Facility," and together with the Term Facility, the "Bank Loans"), as evidenced by the promissory notes executed and delivered thereunder from time to time (collectively, the "1999 Bank Notes").

     B. WHEREAS, pursuant to that certain Note Purchase Agreement dated as of December 15, 1994 (as amended by an amendment agreement dated as of August 31, 1995 and by the Note Purchase Override Agreement and as further amended, modified or supplemented from time to time in compliance with Section 22 hereof, the "1994 Note Purchase Agreement") between the Borrower and the purchasers party thereto, the Borrower issued and such purchasers purchased $100,000,000 aggregate principal amount of the Borrower's Guarantied Senior Promissory Notes, comprised of 8.68% Series A Notes, due December 15, 2004 in the aggregate principal amount of $50,000,000, and 8.73% Series B Notes, due June 15, 2005, in the aggregate principal amount of $50,000,000 (collectively, the "1994 Notes");

     C. WHEREAS, pursuant to that certain Restated Note Agreement dated as of July 1, 1996 (as amended by the Note Purchase Override Agreement and as further amended, modified or supplemented from time to time in compliance with Section 22 hereof, the "1996 Restated Note Agreement", and, together with the 1994 Note Agreement, the "Note Purchase Agreements") between the Borrower and the purchasers party thereto, Borrower issued and such purchasers purchased $75,000,000 aggregate principal amount of the Borrower's Senior Guarantied Promissory Notes, comprised of 7.9% Senior Notes, Series A, due June 15, 2006, in the aggregate principal amount of $40,000,000, such Series A comprised of Series A-1 Notes, in the aggregate principal amount of $14,757,700, Series A-2 Notes, in the aggregate principal amount of $13,794,200, and Series A-3 Notes, in the aggregate principal amount of $11,447,100, and 8% Senior Notes, Series B, due December 12, 2006 in the aggregate principal amount of $35,000,000 (the "1996 Notes", and together with the 1994 Notes, the "Notes");


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     D. WHEREAS, pursuant to the terms of a Forbearance Agreement dated as of
February 8, 2002 among the Borrower, the General Partner, the Administrative Agent and Lenders (the "Original Forbearance Agreement"), as amended by an Amendment and Extension of Forbearance Agreement dated as of March 29, 2002 (the "First Amendment"), a Second Amendment and Extension of Forbearance Agreement dated as of April 30, 2002 (the "Second Amendment"), a Third Amendment and Extension of Forbearance Agreement dated as of May 15, 2002 (the "Third Amendment"), a Fourth Amendment and Extension of Forbearance Agreement dated as of May 31, 2002 (the "Fourth Amendment"), and a Fifth Amendment and Extension of Forbearance Agreement dated as of June 14, 2002 (the "Fifth Amendment", and collectively with the Original Forbearance Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the "Forbearance Agreement"), Lenders agreed to forbear from exercising their remedies under the Loan Documents on account of certain "Specified Defaults" (as defined in Section 1 of the Original Forbearance Agreement) and to extend the Revolving Facility Termination Date;

     E. WHEREAS, by that certain Amendment and Extension of Credit Agreement of even date herewith by and among the Administrative Agent, the Borrower, the General Partner" and the Lenders (the "Extension Agreement") the maturity date of a portion of the principal balance outstanding under the Bank Loans has been extended, the 1999 Credit Agreement has been amended and certain defaults thereunder have been waived;

     F. WHEREAS, one of the requirements of the Lenders under the Extension Agreement is that Borrower provide collateral to secure the 1999 Bank Notes in the form of first priority mortgages or deeds of trust for the benefit of the Lenders and the Noteholders encumbering real property owned by Borrower and listed on Schedule 1, attached hereto and made a part hereof (together with all improvements now or hereafter located thereon, individually a "Collateral Project", and collectively the "Collateral Projects") and in the form of first priority security interests in certain other assets of the Borrower as described below, in each case subject only to Permitted Encumbrances;

     G. WHEREAS, Borrower is not permitted to encumber the Collateral Projects without obtaining the consent of the holders of a certain percentage of the 1994 Notes and the 1996 Notes;

     H. WHEREAS, in exchange for a security interest in the Collateral Projects, the holders of the required percentage of each of the 1994 Notes and the 1996 Notes have agreed to allow Borrower to encumber the Collateral Projects by placing a mortgage or deed of trust on each Collateral Project in favor of Collateral Agent, as agent for the Lenders, the holders of the 1994 Notes and the holders of the 1996 Notes, collectively.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT
                                    ---------

     1.  Definitions.

     "1999 Bank Notes": shall have the meaning assigned thereto in recital paragraph A hereof.

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     "1999 Credit Agreement": shall have the meaning assigned thereto in recital paragraph A hereof.

     "1994 Note Purchase Agreement": shall have the meaning assigned thereto in recital paragraph B hereof.

     "1994 Noteholder Obligations": shall mean the obligations of the Borrower under the 1994 Note Purchase Agreement and the 1994 Notes.

     "1994 Noteholders": shall mean the holders of one or more 1994 Notes.

     "1994 Notes": shall have the meaning assigned thereto in recital paragraph B hereof.

     "1996 Noteholder Obligations": shall mean the obligations of the Borrower under the 1996 Restated Note Agreement and the 1996 Notes.

     "1996 Noteholders": shall mean the holders of one or more 1996 Notes.

     "1996 Notes": shall have the meaning assigned thereto in recital paragraph C hereof.

     "1996 Restated Note Agreement": shall have the meaning assigned thereto in recital paragraph C hereof.

     "1031 Proceeds Account": shall have the meaning assigned thereto in Section 4(a)(iii)(A) hereof.

     "Administrative Agent": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "Affiliate": shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 5% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "American Golf": shall mean American Golf Corporation, a California Subchapter S corporation, the primary tenant of the Collateral Projects.

     "Anticipated 1031 Projects": shall have the meaning assigned thereto in
Section 4(a)(iii) hereof.

     "Bank Loans": shall have the meaning assigned thereto in recital paragraph A hereof.

     "Bankruptcy Code": shall mean the Bankruptcy Code, Title 11, United States Code.

     "Bankruptcy Proceeding": shall mean, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts,

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under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, including without limitation any case involving such Person as a debtor under the Bankruptcy Code.

     "Borrower": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "Casualty": shall mean any fire, explosion, flood, collapse or other casualty affecting any of the Collateral Projects.

     "Code": shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral": shall mean all assets (including, without limitation, real property, personal property and fixtures) of the Borrower, both tangible and intangible (i) described below or (ii) upon which the Borrower is required pursuant to the terms of this Agreement to grant to the Collateral Agent for the benefit of the Secured Creditors a Lien, in each case, to the extent of any right, title and interest of the Borrower therein, but subject in each case to the rights of Borrower hereunder and under the other Debt Documents and excluding in each case any property or assets constituting Excluded Assets:

          (i) the real property described in Exhibit A to each of the Mortgages, together with any greater estate therein as hereafter may be acquired by Borrower (collectively, the "Land"),

          (ii) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"),

          (iii) all building or construction materials, all machinery, supplies, equipment, fixtures, apparatus and other items of personal property now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, including, without limitation, any and all partitions, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, plumbing, lighting, communications and elevator fixtures, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery and equipment, disposals, dishwashers, furniture, refrigerators and ranges, security systems, art work, recreational and pool equipment and facilities of all kinds, water, gas, electrical, storm and sanitary sewer facilities of all kinds, and all other utilities whether or not situated in easements together with all accessions, replacements, betterments and substitutions for any of the foregoing (the "Fixtures"),

          (iv) all right, title and interest of Borrower in and to all goods, accounts, general intangibles, instruments, documents, accounts receivable, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the Uniform Commercial Code in the state where each property is located, now owned or hereafter acquired by Borrower and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and/or the Improvements or which may be used in or relating to the planning, development, financing or operation of

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     the Land and/or the Improvements, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, condemnation awards, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Borrower under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Borrower with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs and all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments against any of the Collateral Projects as a result of tax certiorari or any applications or proceedings for reduction (the "Personalty"),

          (v) all right, title and interest of Borrower in and to all reserves, escrows or impounds including without limitation the Loss Proceeds Account, the Title-Related Account and the Project-Related Cash Collateral Account;

          (vi) all right, title and interest of Borrower in and to all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof,

          (vii) all leasehold estates, leases, subleases, sub-subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect and every modification, amendment or other agreement relating thereto, including every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto) which grant a possessory interest in, or the right to use or occupy, all or any part of any Collateral Project, together with all related security and other deposits (the "Leases"),

          (viii) all right, title and interest of Borrower in and to all of the rents, revenues, income, proceeds, issues, profits (including all oil or gas or other mineral royalties and bonuses), security and other types of deposits, and other benefits paid or payable and to become due or payable by parties to the Leases other than Borrower for using, leasing, licensing, possessing, occupying, operating from, residing in, selling or otherwise enjoying any portion or portions of any Collateral Project (the "Rents"),

          (ix) all right, title and interest of Borrower in and to all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of each Collateral Project or the sale of goods or services produced in or relating to each Collateral Project,

          (x) all right, title and interest of Borrower in and to all rights, privileges, titles, interests, liberties, tenements, hereditaments, rights-of-way, easements, sewer rights, water, water courses, water rights and powers, air rights and development rights, licenses, permits and construction and equipment warranties, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Borrower in and to any streets, ways,

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     alleys, passages, strips or gores of land adjoining the Land or any part thereof,

          (xi) all accessions, replacements, renewals, additions and substitutions for any of the foregoing and all proceeds thereof,

          (xii) all insurance policies, unearned premiums therefor and proceeds from such policies, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, covering any of the above property now or hereafter acquired by Borrower,

          (xiii) all right, title and interest of Borrower in and to all mineral, riparian, littoral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral Projects, and

          (xiv) all of Borrower's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures or Personalty.

     "Collateral Agent": shall have the meaning assigned thereto in the introductory paragraph hereof.

     "Collateral Agent's Fee": shall mean collectively, all fees payable to the Collateral Agent from time to time pursuant to the fee proposal attached hereto as Exhibit A.

     "Collateral Payments": shall have the meaning assigned thereto in Section 11(a) hereof.

     "Collateral Proceeds": shall mean and include the proceeds of any sale or disposition of any of the Collateral in connection with (i) the Enforcement of the Liens granted pursuant to the Security Instruments or (ii) any other exercise of the rights of the Collateral Agent on behalf of the Secured Creditors, or by any Secured Creditor, pursuant to the Security Instruments and this Agreement.

     "Collateral Projects": shall have the meaning assigned thereto in recital paragraph F hereof.

     "Condemnation": shall mean the taking or voluntary conveyance of all or a part of a Collateral Project or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnations or other eminent domain proceeding by any Governmental Authority.

     "Debt Documents": shall mean (1) the 1994 Note Purchase Agreement, (2) the 1996 Restated Note Agreement, (3) the 1999 Credit Agreement, (4) the 1999 Bank Notes, (5) the Notes, (6) this Agreement, (7) any subordination, non-disturbance and attornment agreement among Borrower, the Collateral Agent and American Golf,
(8) the Security Instruments, (9) all other documents now or hereafter executed by the Borrower, or any other person or entity to evidence or secure the payment of the Secured Obligations and (10) all modifications, restatements, extensions, renewals and replacements of the foregoing.

     "Default Notice": shall have the meaning assigned thereto in Section 12(a).

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     "Default Rate": shall have the meaning assigned thereto in Section 16.

     "Deferred Makewhole Payment Date": shall have the meaning assigned to such term in the Note Purchase Override Agreement.

     "Directing Creditors": shall mean (a) the Required Creditors prior to the time specified in clause (b), and (b) any one of the following parties, from and after the time at which such party or parties (i.e. the Lenders with respect to clause (i), the 1994 Noteholders with respect to clause (ii), and the 1996 Noteholders with respect to clause (iii)) have accelerated their respective portion of the Secured Obligations: (i) Administrative Agent, with respect to the Lenders, (ii) the Required 1994 Noteholders, or (iii) the Required 1996 Noteholders.

     "Disallowed Obligation": shall have the meaning assigned thereto in Section 28(a).

     "Distribution": shall mean any and all payments or distributions (direct or indirect) of any kind or character (whether such payments or distributions are attributable to Collateral or to assets or property other than Collateral and whether in the form of cash or any other property) in respect of any of the Secured Obligations, including, without limitation:

          (i) any voluntary payment or distribution, including any prepayment (whether optional or otherwise) or any purchase of any of the Secured Obligations by the Borrower, the General Partner or any Affiliate of the Borrower or the General Partner (including any debt or equity refinancing from any source);

          (ii) any setoff or assertion of a banker's lien or similar right (including, without limitation, any secured claim arising therefrom under the Bankruptcy Code);

          (iii) any distribution of proceeds from any exercise of rights or remedies by any Secured Creditor (including, without limitation, any Collateral Proceeds);

          (iv) any payments or other distributions (including, without limitation, payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Secured Creditor) made pursuant to the terms of any Security Instrument or the exercise of any rights (statutory or otherwise) with respect to the Collateral or any Obligation; and

          (v) any payment or other distribution from the estate of the Borrower, the General Partner, or any subsidiary of the Borrower or the General Partner in any Bankruptcy Proceeding;

     provided, that, the term "Distributions" shall not include any payment or distribution with respect to the $14,956,463 of Net Cash Proceeds currently reserved by the Borrower for payment to the Noteholders, it being understood that such reserved amount shall be paid exclusively to the Noteholders in respect of principal of the Notes on or prior to the Effective Date (as such term is defined in the Note Purchase Override Agreement).

     "Eligible Investments": Shall mean any and all of the following:

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          (i) direct obligations of, and obligations fully guaranteed by, the
United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Collateral Agent or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, provided that each such investment has an original maturity of no more than 180 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long term unsecured debt rating in the highest available rating by Moody's at the time of such investment;

          (iv) commercial paper having, or demand notes constituting an investment vehicle in commercial paper having, an original maturity of less than 180 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of Moody's at the time of such investment (the issuer of any demand notes under this paragraph (iv) must also be an institution that satisfies the unsecured debt rating test specified in this paragraph (iv));

          (v) a guaranteed investment contract issued by an insurance company or other corporation having a long term unsecured debt rating or a claims paying ability rated in the highest available rating category of Moody's at the time of such investment; and

          (vi) money market funds having ratings in the highest available rating category of Moody's at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein), including money market funds of the Collateral Agent at the time of such investment and any such funds that are managed by the Collateral Agent or any of its Affiliates or for which the Collateral Agent or any Affiliate of the Collateral Agent acts as advisor.

     Any Eligible Investments may be purchased by or through the Collateral Agent or any of its Affiliates.

     "Enforcement": shall mean taking any action seeking remedies with respect to the Collateral or pursuing enforcement (judicial or otherwise) with respect to any of the Liens granted under the Security Instruments. For the avoidance of doubt, "Enforcement" shall not include (i) filing any involuntary petition of bankruptcy or similar action with respect to the Borrower or (ii) any action permitted by Section 14.

     "Enforcement Directive": shall have the meaning assigned thereto in Section 2(b)(i).

     "Environmental Laws": shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating

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to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Collateral Projects, General Partner, the Borrower or any of their respective subsidiaries or any of their respective assets.

     "Excluded Assets": shall mean any property or assets other than the Land, the Improvements, the Leases or the Rents, in which Borrower is prohibited from granting any security interests by the terms of any contractual obligation, or as to which the granting of a security interest would, under the terms of such contractual obligation, constitute a breach or violation by Borrower or occasion the loss of any material rights or interests of the Borrower thereunder, or the incurrence of any material obligation by Borrower.

     "Extension Agreement": shall have the meaning assigned thereto in recital paragraph D hereof.

     "Financeable Ground Lease": shall mean a ground lease satisfactory to the Required Creditors in their reasonable discretion, which must provide protections for a potential leasehold mortgagee which include, among other things (i) a remaining term (including renewal options exercisable solely at the option of the Borrower) of no less than 20 years, (ii) that the lease will not be terminated until the leasehold mortgagee has received notice of a default and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so, (iii) provision for a new lease on substantially the same terms to the leasehold mortgagee as tenant if the ground lease is terminated for any reason,
(iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant's interest under the ground lease, without the ground lessor's prior consent except for restrictions based on the satisfaction of certain objective criteria reasonably acceptable to the Required Creditors, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of this Agreement.

     "Fixtures": shall have the meaning assigned thereto in the definition of Collateral.

     "General Partner": shall have the meaning assigned thereto in recital paragraph A hereof.

     "Golf Enterprises": shall mean Golf Enterprises, Inc., a Kansas corporation.

     "Governmental Authority": shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Improvements": shall have the meaning assigned thereto in the definition of Collateral.

     "Initially Insured Projects": shall mean those twenty (20) Collateral Projects identified on Schedule 6 attached hereto and made a part hereof, for which Collateral Agent has received title insurance policies insuring the Liens created by the Mortgages encumbering each such Collateral Project as first priority liens (subject only to the Permitted Encumbrances) and containing all agreed upon endorsements to such policies.

     "Land": shall have the meaning assigned thereto in the definition of Collateral.

     "Leases": shall have the meaning assigned thereto in the definition of Collateral.

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     "Lenders": shall have the meaning assigned thereto in recital paragraph A hereof.

     "Lien": shall mean any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     "Loan Obligations": shall mean the obligations of the Borrower to the Administrative Agent and the Lenders under the 1999 Credit Agreement and the 1999 Bank Notes.

     "Loss Proceeds Account": shall have the meaning assigned thereto in Section 8(a) hereof.

     "Major Default": shall (i) during the period to and including March 31, 2003, have the meaning assigned thereto in either the Extension Agreement or the Note Purchase Override Agreement, and (ii) thereafter, mean either an "Event of Default" under either of the Note Purchase Agreements or a "Default" under the 1999 Credit Agreement.

     "Makewhole Amount": shall have the meaning assigned thereto in each of the Note Purchase Agreements.

     "Material Adverse Effect": shall mean a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the General Partner, the Borrower and their subsidiaries taken as a whole, (ii) the ability of the General Partner or the Borrower to perform their material obligations under the Debt Documents, or (iii) the validity or enforceability of any of the Debt Documents or the material rights or remedies of the 1994 Noteholders, the 1996 Noteholders or the Lenders thereunder.

     "Materials of Environmental Concern": shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Moody's": shall mean Moody's Investors Service, Inc. and its successors.

     "Mortgages": shall mean those certain mortgages, deeds of trust and deeds to secure debt encumbering the Collateral Projects, executed by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, each as amended, modified or supplemented from time to time in accordance with Section 22 of this Agreement.

     "Net Cash Proceeds": shall mean, with respect to any sale, transfer or other disposition of any asset or the sale or issuance of any indebtedness or stock, partnership interests or other ownership interest or warrants, rights or options to acquire any of the same by the Borrower, General Partner or any of their subsidiaries, the aggregate amount of cash received from time to time by or on behalf of the Borrower or the General Partner or any of their subsidiaries, in connection with such transaction after deducting therefrom only
(a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions that are (1) actually paid to a Person that is not an Affiliate of the Borrower or the General Partner and (2) properly attributable to such transaction or to the asset that is the

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subject thereof, (b) so long as no Major Default has occurred and is then continuing, the amount of taxes payable in connection with or as a direct result of such transaction, (c) in the case of a sale or disposition of assets, the amount of any distributions required to be made in order to avoid the imposition of any corporate level income or excise tax, (d) in the case of a sale or disposition of assets, distributions in respect of taxes required under Section 7.1(A)(3) of the Third Amended and Restated Agreement of Limited Partnership of the Borrower, provided that no deduction shall be made on account of any such distributions to the General Partner, except to the extent permitted under clauses (b) or (c) above, (e) the amount of any indebtedness secured by a lien on such asset that, by the terms of such transaction or such indebtedness, is required to be repaid upon such disposition which is actually paid to a Person that is not an Affiliate of the Borrower or the General Partner, and (f) any amount required to be paid to American Golf or Golf Enterprises in connection with termination of a Lease on such asset, pursuant to the formula described in
Schedule 3 to the Extension Agreement.

     "Non-Returning Secured Creditor": shall have the meaning assigned thereto in Section 15(c).

     "Note Purchase Agreements": shall mean the 1994 Note Purchase Agreement and the 1996 Restated Note Agreement.

     "Note Purchase Override Agreement": shall mean the Note Purchase Override Agreement, dated as of June 28, 2002 among the Borrower, the General Partner, the 1994 Noteholders and the 1996 Noteholders, as amended, modified or supplemented from time to time in accordance with Section 22 hereof.

     "Noteholder": shall mean a holder of one or more of the 1994 Notes or the 1996 Notes.

     "Noteholder Obligations": shall mean the 1994 Noteholder Obligations and the 1996 Noteholder Obligations.

     "Notes": shall mean the 1994 Notes and the 1996 Notes collectively (as the same may be amended, supplemented, modified, replaced and/or divided into multiple notes and in effect from time to time).

     "Permitted Encumbrances": shall mean:

          (i) all Liens and other matters specifically disclosed on Schedule B of the title insurance commitments delivered to the Administrative Agent or its counsel on or prior to the date hereof;

          (ii) Liens, if any, for taxes and other impositions not yet delinquent;

          (iii) mechanics', materialmen's or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being contested by the Borrower in good faith and by appropriate proceedings;

          (iv) rights of (a) existing tenants as tenants only pursuant to written Leases, and (b) future tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement and the other Debt Documents; and

          (v) (a) zoning restrictions, building codes, land use laws and other legal requirements regulating the use or occupancy of any Collateral Project, and (b) easements, rights of way, covenants, conditions, restrictions on use of real property and other similar matters affecting any Collateral Project in addition to those described in subparagraph (i) above, which matters described in this clause (b) do not have a material adverse effect on the value of such Collateral Project or its fitness for intended use.

     "Person": shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Personalty": shall have the meaning assigned thereto in the definition of Collateral.

     "Policies": shall have the meaning assigned thereto in Section 6(f) hereof.

     "Project": shall mean any real estate asset owned or operated by the Borrower, General Partner, or any of their subsidiaries and operated or intended to be operated as, or ancillary to, a golf course.

     "Project-Related Cash Collateral Account": shall have the meaning assigned thereto in Section 4(a)(iii)(C).

     "Property" or "Properties": shall mean, with respect to any Person, any and all property, whether real, personal, tangible, intangible or mixed, of such Person.

     "Rents": shall have the meaning assigned thereto in the definition of Collateral.

     "Replacement Collateral Project": shall mean real property located in the United States of America, owned or to be owned by Borrower, and operated or intended to be operated as, or ancillary to, a golf course as a replacement for an identified Anticipated 1031 Project.

     "Required Creditors": shall mean, as of any date, (i) the Required Lenders, plus (ii) the Required 1994 Noteholders, plus (iii) the Required 1996 Noteholders.

     "Required Lenders": shall mean, as of any date, the then current "Required Lenders" as defined in the 1999 Credit Agreement (exclusive of the then-current holders of any of the 1999 Bank Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower, or General Partner, or any officer or director thereof), whose decisions shall be communicated through Administrative Agent for all purposes under this Agreement.

     "Required Noteholders": shall mean, as of any date, the Required 1994 Noteholders and the Required 1996 Noteholders.

     "Required 1994 Noteholders": shall mean, as of any date, the then current holders of at least 66-2/3% of the outstanding principal amount of the 1994 Notes (exclusive of any

1994 Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower or of the General Partner, or any officer or director thereof), provided, that, if there is then no principal amount of the 1994 Notes outstanding (exclusive of any 1994 Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower or of the General Partner, or any officer or director thereof), but accrued Makewhole Amounts are still outstanding with respect to such Notes, Required 1994 Noteholders shall mean the holders of at least 66-2/3% of the accrued Makewhole Amounts that are outstanding with respect to such Notes (exclusive of any Makewhole Amounts accrued with respect to any such Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower or the General Partner, or any officer or director thereof).

     "Required 1996 Noteholders": shall mean, as of any date, the then current holders of at least 66-2/3% of the outstanding principal amount of the 1996 Notes (exclusive of any 1996 Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower or of the General Partner, or any officer or director thereof), provided, that, if there is then no principal amount of the 1996 Notes outstanding (exclusive of any 1996 Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower or of the General Partner, or any officer or director thereof), but accrued Makewhole Amounts are still outstanding with respect to such Notes, Required 1996 Noteholders shall mean the holders of at least 66-2/3% of the accrued Makewhole Amounts that are outstanding with respect to such Notes (exclusive of any Makewhole Amounts accrued with respect to any such Notes owned, directly or indirectly, by any one or more of the Borrower, the General Partner or any subsidiary or Affiliate of the Borrower or General Partner, or any officer or director thereof).

     "Returned Amounts": shall have the meaning assigned thereto in Section
15(c).

     "Returned Amount Share": shall have the meaning assigned thereto in Section 15(c).

     "Section 1031": shall mean Section 1031 of the Code.

     "Secured Creditor": shall mean, as of any date, the then current Administrative Agent, the Collateral Agent or any one of the then current Lenders, the then current 1994 Noteholders, or the then current 1996 Noteholders.

     "Secured Obligations": shall mean (i) all of the Loan Obligations; (ii) all of the Noteholder Obligations; and (iii) all obligations of the Borrower arising under this Agreement and the Security Instruments.

     "Security Instruments": shall mean, collectively, this Agreement, the Mortgages and all other agreements including control agreements, instruments, mortgages and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any subsidiary thereof shall grant or convey to any Secured Creditor a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the obligations or liabilities arising under the Debt Documents, as any of them may be amended, modified or supplemented from time to time in accordance with Section 22 of this Agreement.

     "Security Termination Date": shall mean the earlier of (i) the date on which all of the Secured Obligations shall have been paid in full; and (ii) the date all of the Secured Creditors (other than Collateral Agent) agree in writing to the termination of this Agreement.

     "Title-Related Account" shall have the meaning assigned thereto in Section 6(i).

     2.  Appointment of Collateral Agent.

     (a) Appointment and Authorization. The Lenders and the Noteholders hereby appoint the Collateral Agent to act as secured party, agent, bailee and custodian for the exclusive benefit of the Lenders and the Noteholders pursuant to the terms hereof. The Collateral Agent hereby accepts such appointment and agrees to maintain and hold all Collateral at any time delivered to it as secured party, agent, bailee and custodian for the exclusive benefit of the Secured Creditors. The Collateral Agent and the Borrower agree that the Collateral Agent is acting and will act with respect to the Collateral for the exclusive benefit of Secured Creditors and is not, and shall not at any time in the future be, subject, with respect to the Collateral, in any manner or to any extent, to the direction or control of the Borrower except as expressly permitted hereunder and under any of the other Debt Documents. The Collateral Agent agrees to serve as Collateral Agent and to act in accordance with this Agreement and in accordance with any written instructions properly delivered pursuant hereto. The Collateral Agent is hereby expressly authorized in such capacity on behalf of the Secured Creditors, without hereby limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:

          (i) to implement the sharing of Distributions as contemplated by this Agreement and to receive on behalf of each of the Secured Creditors any payment of monies paid thereto in accordance with the Security Instruments, and to distribute to each Secured Creditor its respective share of all payments (including the Distributions) so received in accordance with the terms of this Agreement;

          (ii) to receive all documents and items to be furnished under the Security Instruments;

          (iii) to maintain physical possession of any of the Collateral as contemplated by any of the Security Instruments;

          (iv) to act on behalf of each Secured Creditor in and under the Security Instruments and this Agreement;

          (v) to execute and deliver to the Borrower requests, demands, notices, approvals, consents and other communications received from the Required Creditors or a Directing Creditor (as applicable) in connection with the Security Instruments, subject to the terms and conditions set forth herein;

          (vi) to the extent permitted by this Agreement and the Security Instruments, to exercise for its own benefit and the benefit of each Secured Creditor all remedies of the Secured Creditors under any of the Security Instruments as directed in writing by the Directing Creditors, subject, however, to the right to take action described in Section 2(b)(iii) so long as consistent with the terms of the Security Instruments;

          (vii) to execute and deliver releases as provided in the Security Instruments and this Agreement; and

          (viii) to take such other actions, other than as specified in Sections 2(b)(i) and

     2(b)(iii) hereof, as may be requested in writing by the Directing
     Creditors.

     (b)  Duties.

          (i) Upon the Collateral Agent's receipt of (A) a Default Notice from the Directing Creditors giving notice of a Major Default to the Collateral Agent, and (B) written notice from the Directing Creditors directing the Collateral Agent to take specific action under any Security Instrument for the benefit of the Secured Creditors (an "Enforcement Directive"), the Collateral Agent shall undertake to proceed as directed as soon as possible and in no event later than two (2) Business Days after receipt of both such notices. All Enforcement actions undertaken by the Collateral Agent, whether or not directed by the Directing Creditors, shall be in accordance with applicable law. The Collateral Agent shall deliver a copy of any Default Notice and any Enforcement Directive to each Secured Creditor not signatory thereto within one (1) Business Day of its receipt by the Collateral Agent. The Collateral Agent shall be entitled to rely and act upon advice of counsel (including, without limitation, counsel to any Secured Creditor), independent accountants and other experts selected by the Collateral Agent with reasonable care concerning all matters pertaining to any duties hereunder. The Collateral Agent has received a list of the Noteholders and their contact information, and Borrower shall (after receipt of such written information from the applicable Noteholders) advise Collateral Agent in writing of any changes to the identities of, or contact information for the Noteholders.

          (ii) The Collateral Agent shall have no obligation to, nor liability for failure to, independently verify the existence or occurrence of any events set forth in any Default Notice it shall receive pursuant to Section 2(b)(i) hereof, and the Collateral Agent may rely thereon as to each matter stated therein as more fully set forth in Section 2(e) hereof.

          (iii) The Collateral Agent shall not release, substitute, exercise any right or remedy, or take any other action with respect to any Collateral without the prior written consent of the Required Creditors, except (A) as permitted or required under Section 4(c) hereof; and (B) in connection with an Enforcement Directive from the Directing Creditors. The Collateral Agent shall give notice to each Secured Creditor of any substantial or material action taken by the Collateral Agent pursuant to Section 2(b)(iii)(A) or
     Section 4(c) promptly after taking such action.

          (iv) The Collateral Agent undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by the Secured Creditors and the Borrower that there are no implied duties or obligations under this Agreement.

     (c) Agents and Attorneys-in-fact. The Collateral Agent may execute any of its duties under the Security Instruments or this Agreement by or through its agents or attorneys-in-fact.

     (d) Limitation on Liability. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, to the Lenders, the Noteholders or the Borrower for any action lawfully taken or omitted to be taken by it or them under or in connection with the Security Instruments or this Agreement except for its or their own gross negligence or willful misconduct. The Collateral Agent shall not be responsible to the Lenders or the Noteholders for any recitals, statements, representations or warranties contained herein or in any other Debt Document; or for the execution, effectiveness, genuineness, validity, enforceability, collectability, accuracy, completeness or sufficiency of this Agreement or any other Debt Document or instruments executed and delivered, or which could have been executed or delivered, in connection with this Agreement or the other Debt Documents, including, without limitation, the attachment, creation, effectiveness or perfection of the security interests granted or purported to be granted hereunder in and to the Collateral.

     (e) Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, without independent investigation, upon any certification, notice, consent or other communication (including, without limitation, any thereof delivered by telephone or facsimile) reasonably believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Secured Creditor), independent accountants and other experts selected by the Collateral Agent with reasonable care. The Collateral Agent shall not be deemed to have any notice of any events under any of the agreements between the Borrower and any of the Secured Creditors unless a corporate trust officer or a vice president of the Collateral Agent receives written notice or obtains actual knowledge of such event.

     (f) Expenditures by Collateral Agent. The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if the Collateral Agent believes that repayment of such funds (repaid in accordance with the terms of this Agreement) or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g)  Investment of Funds.

          (i) Upon written direction from the Borrower, the Collateral Agent shall invest the funds in any accounts held by the Collateral Agent only in Eligible Investments. No such Eligible Investment shall mature later than the business day preceding the next following date of a Distribution pursuant to Section 15 hereof and no Eligible Investment shall be sold or disposed of prior to its maturity. In the absence of a written direction, the Collateral Agent shall invest funds in the Collection Account in Eligible Investments described in clause (vi) of the definition thereof. Eligible Investments shall be made in the name of the Collateral Agent for the benefit of the Secured Creditors. The Collateral Agent shall have no responsibility for verifying that any such investments are Eligible Investments.

          (ii) Any interest income or other gain from investments in Eligible Investments as outlined in subsection (i) above shall be credited to the same account as the source of the funds for such investment and any loss resulting from such investments shall be charged to such account; provided, however, that the Borrower shall make or cause to be made no later than the applicable date of distribution a deposit to the applicable account to the extent of any losses therein caused as a result of the investment instructions provided for herein. The Collateral Agent shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section 2(g).

     3. Grant of Security Interest. The Borrower hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors, and grants to the Collateral Agent for the benefit of the Secured Creditors a first priority security interest in the Collateral, subject to the Permitted Encumbrances, to secure payment of the Secured Obligations.

     4. Collateral Project Releases.

     (a) So long as no Major Default has occurred and is then continuing, the Borrower may from time to time obtain the release of one or more of the Collateral Projects from the lien of the applicable Mortgage, provided the following conditions are met with respect to each such Collateral Project:

          (i) Borrower shall provide Collateral Agent with evidence, reasonably satisfactory to the Required Creditors, that the Collateral Project or Collateral Projects are being transferred (A) to a bona fide third party purchaser, and (B) in compliance with Section 7.16 of the 1999 Credit Agreement, Sections 6.6 and 6.11 of the 1994 Note Purchase Agreement and Sections 6.6 and 6.11 of the 1996 Restated Note Agreement;

          (ii) With respect to any Collateral Project which is not an Anticipated 1031 Project (and with respect to any Collateral Project which is an Anticipated 1031 Project and which is disposed of in a transaction that does not qualify under Section 1031), the Borrower shall prepay the 1999 Bank Notes, the 1994 Notes and the 1996 Notes, on a pro rata basis in accordance with their respective principal balances then outstanding by paying to the Collateral Agent (for distribution by the Collateral Agent to the Secured Creditors in accordance with Section 15 hereof) an amount equal to 100% of the Net Cash Proceeds of the sale, transfer or disposition of such Collateral Project; Borrower shall not dispose of any Collateral Project which is not an Anticipated 1031 Project for consideration other than cash;

          (iii) With respect to a Collateral Project listed on Schedule 2, attached hereto and made a part hereof, (individually an "Anticipated 1031 Project" and collectively, the "Anticipated 1031 Projects"):

               (A) Borrower shall provide Collateral Agent with evidence, reasonably satisfactory to the Required Creditors, that the Net Cash Proceeds from the sale of such Anticipated 1031 Project will be held by a third party Section 1031 exchange accommodator in an account or accounts for the benefit of Borrower (individually a "1031 Proceeds Account" and collectively with all similar accounts with respect to other Properties, the "1031 Proceeds Accounts").

               (B) The sum of (1) the Net Cash Proceeds from the sale of such Anticipated 1031 Project, PLUS (2) the aggregate amount of Net Cash Proceeds then or previously held in all other 1031 Proceeds Accounts shall not exceed the maximum amount permitted by the Extension Agreement and the Note Purchase Override Agreement.

               (C) With respect to the Anticipated 1031 Projects which have not yet been sold, at the time any such Anticipated 1031 Project is sold, Borrower shall deposit in a separate account (the "Project-Related Cash Collateral Account"), an amount equal to 100% of the Net Cash Proceeds which would otherwise have been paid to Collateral Agent for application to the Secured Obligations if such Collateral Project was not an Anticipated 1031 Project. The Project-Related Cash Collateral Account shall be pledged to Collateral Agent, and, in connection therewith, Borrower shall execute any and all customary and reasonable documents, including without limitation any UCC financing statements and an account control agreement, required to grant to the Collateral Agent a perfected security interest in the Project-Related Cash Collateral Account. Borrower shall be deemed to have retained all rights to the actual Net Cash Proceeds held in a 1031 Proceeds Account, including the right to cause the release of such funds on the terms and subject to the conditions of Borrower's exchange agreement with the applicable third party Section 1031 exchange accommodator and use them for any purpose Borrower deems appropriate, and such security interest shall attach only to the amount deposited into the Project-Related Cash Collateral Account.

               (D) Collateral Agent shall release the applicable funds from the Project-Related Cash Collateral Account to Borrower upon written request, provided the following conditions are met: (1) no Major Default shall then exist and be continuing, (2) such Replacement Collateral Project or Replacement Collateral Projects shall have an aggregate gross acquisition price (inclusive of transaction costs and expenses) paid by Borrower therefor which is equal to or greater than the Net Cash Proceeds of the Collateral Project or Collateral Projects transferred to initiate such Section 1031 transaction, (3) Borrower shall grant a Mortgage to Collateral Agent encumbering one or more Replacement Collateral Projects for such Anticipated 1031 Project or Anticipated 1031 Projects, (4) Borrower shall provide Collateral Agent with (a) a title insurance policy, insuring the lien of such Mortgage as a first lien on the Replacement Collateral Project(s) subject only to such title exceptions as may be reasonably approved by the Required Creditors, together with copies of all material underlying documents relating thereto, and containing all such endorsements as Required Creditors shall reasonably request, (b) a copy of the survey of the Replacement Collateral Project(s), (c) a copy of the zoning letter (to the extent that such letters are reasonably obtainable from the local municipality or other appropriate governmental agency) or zoning report obtained by or on behalf of Borrower covering the Replacement Collateral Project(s), (d) a copy of the environmental report or environmental reports obtained by or on behalf of Borrower covering the Replacement Collateral Project(s), and (e) such other customary and reasonable documentation consistent with the Debt Documents as the Required Creditors shall reasonably request.

               (E) Upon the occurrence of (1) the first business day after the expiration of the Section 1031 identification period (if Borrower has not identified Replacement Collateral Project(s) by the end of the
          Section 1031 identification period), (2) the first business day after the expiration of the Section 1031 exchange period (if Borrower has not acquired title to Replacement Collateral Project(s)), or (3) a Major Default, Collateral Agent shall, at the direction of the Required Creditors or any Directing Creditor, as applicable, withdraw funds in the Project-Related Cash Collateral Account (which, in the case of (1) and (2) above shall not exceed 100% of the Net Cash Proceeds from the sale of the applicable Collateral Project) and pay the same to the Secured Creditors for application toward the reduction or discharge of the Secured Obligations, as set forth in Section 15, below. Borrower shall not dispose of any Anticipated 1031 Project in exchange for consideration other than cash and property permitted pursuant to Section 1031(a) of the Code to be received without the recognition of gain. In the event that any cash is received by Borrower (excluding amounts deposited for the benefit of the Borrower in a 1031 Proceeds Account) in connection with a disposition of an Anticipated 1031 Project, the Borrower shall prepay the 1999 Bank Notes, the 1994 Notes and the 1996 Notes, on a pro rata basis in accordance with their respective principal balances in an amount equal to 100% of the Net Cash Proceeds (determined on the basis of such cash received by Borrower) from the disposition of such Anticipated 1031 Project.

     (b) The Borrower agrees to give the Secured Creditors at least 10 business days' prior written notice of any release of Collateral Projects under this
Section 4, or any other transaction with respect to any other Property that is anticipated to give rise to Net Cash Proceeds, specifying the amount of the Notes and 1999 Bank Notes to be prepaid or the amount of funds which will be deposited in the Project-Related Cash Collateral Account, as applicable. Whether or not such release or other transaction is consummated, Borrower shall remain obligated to pay to the Collateral Agent all actual, reasonable, out-of-pocket expenses payable to third parties incurred by such party in connection with such release and/or replacement and to pay all reasonable fees and expenses of counsel to the Administrative Agent and counsel to the Noteholders' group.

     (c) Upon satisfaction of the requirements contained in this Section 4 (or provisions reasonably satisfactory to the Required Creditors for the satisfaction of such requirements upon the consummation of such transaction), Collateral Agent will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by the Required Creditors, as shall be necessary to release the applicable Collateral Project from the lien of the applicable Mortgage (such release to be effective only upon satisfaction of such requirements and consummation of such transaction).

     5. Representations and Warranties. Borrower hereby represents and warrants to the Secured Creditors that, as of the date hereof, and, as to such Replacement Collateral Project, as of the date any Replacement Collateral Project becomes part of the Collateral:

     (a) Title. The Borrower owns good title to the Land and Improvements, in each case free and clear of all liens whatsoever except the Permitted Encumbrances. The Borrower enjoys peaceful and undisturbed possession under all of the ground leases under which it operates, and all such ground leases are valid and subsisting and in full force and effect and the Borrower has not received any notice of any material default in the performance and observance of its respective obligations under any of the ground leases. The Mortgages, when properly recorded in the appropriate land records together with any UCC financing statements required to be recorded and/or filed in connection therewith, will create (i) valid, perfected liens on the Collateral Projects subject only to the Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all material personalty, included within the Collateral including any Leases, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. NOTHING IN THIS PARAGRAPH MAY BE RELIED ON BY ANY TITLE INSURANCE COMPANY ISSUING A TITLE INSURANCE POLICY. No Person other than the Borrower owns any interest in any payments due under any Leases affecting the Collateral Projects that is superior to or of equal priority with Collateral Agent's interest therein.

     (b) Environmental Matters. Each of the following representations and warranties is true and correct on and as of the date hereof, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (i) the Collateral Projects do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws. In making this statement, the General Partner and the Borrower are assuming (except to the extent that either of them has actual knowledge to the contrary) that any Person handling any Materials of Environmental Concern at any Project will do so in a reasonable manner and in accordance with all legal requirements.

          (ii) the Collateral Projects and all operations at the Collateral Projects are in material compliance, and have in the last two years been in material compliance, with all applicable Environmental Laws, and there is no material contamination at, under or about the Collateral Projects, or violation of any Environmental Law with respect to the Collateral Projects.

          (iii) Borrower has not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Collateral Projects, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened.

          (iv) Materials of Environmental Concern have not been transported or disposed of from the Collateral Projects in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Collateral Projects in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws.

          (v) no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower or any of its subsidiaries is or will be named as a party with respect to the Collateral Projects, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Collateral Projects.

          (vi) there has been no release or threat of release of Materials of Environmental Concern at or from the Collateral Projects, or arising from or related to the operations of the Borrower or its tenants in connection with the Collateral Projects violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

     6. Affirmative Covenants of the Borrower.

     (a) Impositions and Other Claims. Borrower shall pay and discharge (or require to be paid and discharged), prior to their becoming delinquent, all taxes, assessments, insurance premiums, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral to the extent that failure to do so could result in a Material Adverse Effect.

     (b) Litigation. Borrower shall give prompt written notice to Collateral Agent of any litigation or governmental proceedings pending or threatened in writing against Borrower or any Collateral Project which is reasonably likely to have a Material Adverse Effect.

     (c) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against any Secured Creditors, Borrower shall cooperate fully with the Secured Creditors with respect to any proceedings before any Governmental Authority which may in any material way affect the rights of the Secured Creditors hereunder or under any of the Debt Documents and, in connection therewith, the Secured Creditors may, at their election and expense (except Borrower shall reimburse the Collateral Agent for all actual, reasonable, out-of-pocket expenses payable to third parties incurred by the Collateral Agent in connection with such participation and shall pay all reasonable fees and expenses of counsel to the Administrative Agent and counsel to the Noteholders' group), participate or designate a representative to participate in any such proceedings.

     (d) Leases.

          (i) Borrower's right, title and interest under any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable laws shall (to the extent permitted under the terms of such bond or instrument) be included as Collateral. Borrower shall, upon Collateral Agent's request (made at the direction of the Required Creditors), provide Collateral Agent with evidence reasonably satisfactory to the Required Creditors of Borrower's compliance with the foregoing. During the continuance of any Major Default, Borrower shall, upon Collateral Agent's request (made at the direction of the Required Creditors or any Directing Creditor, as applicable), if not prohibited by any applicable laws, remit to Collateral Agent an amount equal to the aggregate security deposits (if any) held by Borrower (including any interest theretofore earned thereon) with respect to all of the Collateral Projects or such portion of the Collateral Projects as Collateral Agent shall specify, to be held by Collateral Agent subject to the terms of the Leases and the rights of the depositors thereof.

          (ii) Borrower will use commercially reasonable efforts to cause American Golf and Golf Enterprises to provide Collateral Agent with a Subordination, Non-Disturbance and Attornment Agreement (in the form previously provided by Administrative Agent to Borrower) which agreement will confirm that the Leases between American Golf and Golf Enterprises, as the case may be, and Borrower at the Collateral Projects are subject and subordinate to the Mortgages, pursuant to Section 24.1 and 24.2 of such Leases. Borrower will request such Subordination Agreement from American Golf and Golf Enterprises within thirty (30) days after the date hereof.

     (e) Further Assurances. Borrower shall, at Borrower's sole cost and expense (other than in connection with the replacement of the Collateral Agent in the event the Collateral Agent is replaced by the Required Creditors without cause, which shall be at the sole cost and expense of the Secured Creditors other than the Collateral Agent), from time to time as reasonably requested by Collateral Agent, execute, acknowledge, record, register, file and/or deliver to Collateral Agent such other instruments, agreements, certificates and documents (including UCC financing statements and amended or replacement mortgages) as Collateral Agent may reasonably request (at the direction of the Required Creditors) to evidence, confirm, perfect and maintain the liens securing or intended to secure the obligations of the Borrower under the Mortgages or the other Debt Documents or to facilitate a replacement of the Collateral Agent if requested by Secured Creditors, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, the Mortgages and the other Debt Documents as the Required Creditors shall reasonably require from time to time. Borrower hereby authorizes and appoints Collateral Agent as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should such Borrower fail to do so itself in violation of this Agreement following written request from Collateral Agent, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 6(e).

     (f) Insurance.

          (i) The Borrower shall obtain and maintain with respect to each Collateral Project for the mutual benefit of the Borrower and Collateral Agent at all times, policies of insurance in accordance with Schedule 3, attached hereto and made a part hereof.

          (ii) All policies of insurance (the "Policies") required pursuant to this Section 6(f):

               (A) shall be maintained so long as any of the Secured Obligations remain outstanding without cost to Collateral Agent or any Secured Creditor;

               (B) with respect to liability policies, shall name the Collateral Agent, and its successors and assigns, and the Secured Creditors as additional insureds;

               (C) shall contain an endorsement providing that no party shall be a co-insurer under said policies, and that Collateral Agent shall receive at least 30 days' prior written notice of any change in coverage and/or cancellation;

               (D) shall contain an endorsement providing that no act or negligence of the Borrower, General Partner or of a tenant or other occupant of a Collateral Project shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned; and

               (E) shall contain a waiver of subrogation against the Secured Creditors.

     Any policies of insurance maintained by the Borrower but not required hereunder shall comply with clauses (A), (B), (C), (D), and (E) above.

          (iii) Borrower shall pay or cause to be paid the premiums for all policies as the same become due and payable. Certificates of such policies shall be delivered to Collateral Agent promptly upon request made by the Collateral Agent upon the direction of any Secured Creditor (and, promptly after request following the occurrence of a Casualty the proceeds of which are expected to exceed $5,000,000 copies of any policies related to the

     Casualty loss in question, certified as true and correct by the Borrower, shall be delivered to Collateral Agent). Not later than 30 days prior to the date on which coverage would be cancelled in the absence of payment of the applicable premiums, Borrower shall deliver to Collateral Agent evidence, reasonably satisfactory to the Required Creditors, of its renewal.

     (g) Casualty and Condemnation.

          (i) In the event of any Casualty or Condemnation, Borrower shall give prompt notice thereof to Collateral Agent. Collateral Agent (at the direction of the Required Creditors) may, after the occurrence and during the continuation of a Major Default, settle and adjust any claims without the consent or cooperation of Borrower. The reasonable expenses incurred by Collateral Agent in the adjustment and such proceeds of a Casualty or Condemnation shall become part of the Secured Obligations and shall be reimbursed by the Borrower to the Collateral Agent upon demand therefor, and Borrower shall pay all reasonable fees and expenses of counsel to the Administrative Agent and counsel to the Noteholder's group.

          (ii) All proceeds from any Casualty or Condemnation in excess of $5,000,000 with respect to any one event or occurrence shall be immediately deposited into the Loss Proceeds Account. All other proceeds from any Casualty or Condemnation shall be paid to Borrower to restore the affected Collateral Project. Provided that no Major Default shall have occurred and be then continuing, the proceeds of any Casualty or Condemnation shall be disbursed by Collateral Agent from the Loss Proceeds Account to the Borrower from time to time to fund the replacement or restoration of the affected property upon Collateral Agent's being furnished with (a) evidence reasonably satisfactory to the Required Creditors of the estimated cost of completion of the restoration or replacement of the affected Collateral Project, (b) funds, or assurances reasonably satisfactory to the Required Creditors that such funds are available and sufficient in addition to the remaining proceeds of any Casualty or Condemnation, to complete the proposed restoration or replacement, and (c) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the Required Creditors may reasonably require and as are customarily provided to mortgage lenders in the applicable region as a condition to disbursing property insurance proceeds for restoration or replacement. With respect to disbursements made pursuant to clause (b) above, (1) no payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration, and (2) funds other than proceeds of any Casualty or Condemnation shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of the Required Creditors to pay for the cost of completion of the restoration free and clear of all liens or claims for lien.

          (iii) Borrower shall cooperate with Collateral Agent in obtaining for Collateral Agent the benefits of any such proceeds payable to Collateral Agent in connection with the affected Collateral Project under the terms hereof and the other Debt Documents. Collateral Agent shall be reimbursed for any actual expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Collateral Agent) out of such proceeds, to the extent that Borrower is not duly and diligently seeking payment of such proceeds.

          (iv) In the event of any Casualty or Condemnation affecting a Collateral Project in respect of which the proceeds therefrom are not applied toward restoration or replacement, such proceeds shall be paid by Collateral Agent to the other Secured Creditors to be applied toward repayment of the Secured Obligations in accordance with Section 15 of this Agreement.

          (v) Notwithstanding anything to the contrary in this Section 6(g), the provisions of this Section 6(g) are subject to any provisions of the Leases regarding the settlement, collection, payment, use or distribution of insurance or condemnation proceeds following a Casualty or Condemnation.

     (h) General Indemnity. Borrower shall indemnify, reimburse, defend and hold harmless the Secured Creditors and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") for, from and against any and all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys' fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or Enforcement of the Mortgages or other Debt Documents by any Secured Creditors or the administration of the transactions contemplated hereby and by the Debt Documents to the extent resulting, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than the Secured Creditors; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this Section 6(h) shall survive the satisfaction and payment in full of the Secured Obligations and termination of this Agreement.

     (i) Title-Related Account. Borrower shall, on or before the date hereof, deposit in a separate account with the Collateral Agent the following amounts (the "Title-Related Account"):

          (i) $217,482.53 (which is 150% of the aggregate amount of the unreleased mechanics' Liens against the Collateral Projects as of the date hereof, all of which are being contested by the Borrower pursuant to
     Section 7(e) hereof) to be held until (x) all of the title policies have been issued (as set forth in subsection (ii) of this Section 6(i)), and (y) such Liens (and any other Liens on a Collateral Project which arise between the date hereof and the date the final title policies with respect to all Collateral Projects have been issued, as applicable) have been (or contemporaneously with the issuance of such title policies will be) either released or insured against by the title insurer;

          (ii) $619,553.09 to be used solely as reimbursement of the Collateral Agent's cost of causing the title insurer to issue title policies and endorsements on the Collateral

     Projects (other than the Initially Insured Projects) which the Administrative Agent may cause to be issued, by written direction to the title insurer given at any time on or after the first to occur of (i) a Major Default or (ii) August 31, 2002.

     (j) Post Closing Obligations. Borrower agrees to promptly commence by ordering by the dates set forth below and diligently and in good faith work to complete the following at Borrower's expense and deliver copies thereof to Collateral Agent:

          (i) updated boundary surveys for each Collateral Project in form customarily requested by and available to a mortgage lender making a loan on such Collateral Project, such surveys to be ordered within thirty (30) days after the date hereof;

          (ii) zoning letters (to the extent that such letters are reasonably obtainable from the local municipality or other appropriate governmental agency) or zoning reports for each Collateral Project, such zoning letters or zoning reports to be ordered within thirty (30) days after the date hereof;

          (iii) updated title reports showing title in a condition that would be reasonably acceptable to a mortgage lender making a loan on such Collateral Project along with approval from the title insurer for the issuance of title endorsements as are customarily requested by and available to a mortgage lender making a loan on such Collateral Project;

          (iv) updated environmental reports for each Collateral Project, such environmental reports to be ordered within thirty (30) days after the date hereof;

          (v) copies of all material permits required for the use and operation of each Collateral Project, along with a certificate of occupancy for each Collateral Project; and

          (vi) Borrower shall use reasonable commercial efforts to obtain amendments to each of the ground leases covering the Collateral Projects known as The Vineyard at Escondido, Bear Creek Golf World, Ridgeview Ranch Golf Course and Stone Creek Golf Course, so that such ground leases satisfy the conditions for a Financeable Ground Lease, along with an estoppel certificate from the lessor under such ground leases, in form and substance reasonably acceptable to the Required Creditors, such amendments and estoppels to be requested within thirty (30) days after the date hereof; provided, however, that following such requests, Borrower shall not be required to take any action in connection with obtaining such amendments or estoppel certificates that, in Borrower's reasonable judgment, could adversely affect Borrower's continued undisturbed use and occupancy under the applicable ground lease.

     (k) Environmental Matters. The Borrower (and the General Partner) will and will cause each of their subsidiaries to:

          (i) comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

          (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the General Partner has determined in good faith that contesting the same is not in the best interests of the General Partner, the Borrower and their Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect; or

          (iii) defend, indemnify and hold harmless each Secured Creditor and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the General Partner, the Borrower, their subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement; and

          (iv) prior to the acquisition of a new Project after the date hereof, perform or cause to be performed an environmental investigation, which investigation shall at a minimum comply with the specifications and procedures attached as Exhibit G to the 1999 Credit Agreement. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lender upon request, for informational purposes and to assure compliance with the specifications and procedures.

     (l) Right of Entry and Disclosure of Environmental Reports. Borrower hereby grants to the Collateral Agent and its agents, employees, consultants and contractors, authorization to, upon the direction of the Required Creditors, cause a third party consultant to enter upon and inspect the Collateral Projects at reasonable times and upon reasonable advance notice, and conduct such environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Collateral Projects, which such parties, in their sole and absolute discretion, determine are necessary or desirable. With respect to invasive testing, such as soil borings, the Secured Creditors shall consult with Borrower in advance of such tests, and any such tests shall be conducted in a manner that minimizes interference with Borrower's (or any tenant's) operations at the Collateral Projects. Notwithstanding anything to the contrary contained in this
Section 6(l), the Secured Creditors agree that they shall not direct the Collateral Agent to conduct any such audits, inspections or tests unless a Major Default exists or the Secured Creditors have reason to believe that such audit, inspection or test is likely to disclose the presence or release of Materials of Environmental Concern in violation of Environmental Laws, or unless an environmental audit deems further testing necessary. All reasonable out-of-pocket costs and expenses incurred by Collateral Agent in connection with any inspection, audit or testing conducted in accordance with this Section 6(l) shall be paid by Borrower. The results of all investigations and reports prepared on behalf of the Collateral Agent for the benefit of the Secured Creditors shall be and at all times remain the property of the Secured Creditors and under no circumstances shall the Secured Creditors have any obligation whatsoever to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by it in connection with such investigations and reports; provided, however, that if there exists no Major Default, if requested by Borrower, the Secured Creditors shall provide to Borrower a copy of the written report with respect to any inspection, audit or testing for which Borrower has paid hereunder. Collateral Agent hereby reserves the right, and Borrower hereby expressly authorizes Collateral Agent to make available to any party in connection with a sale of the Collateral Projects by Collateral Agent at a foreclosure sale or subsequent to foreclosure, any and all such environmental reports whether prepared on behalf of the Secured Creditors or by Borrower which Collateral Agent may have with respect to the Collateral Projects. Borrower further agrees that the Secured Creditors may disclose such environmental reports to any governmental agency or authority if they are required to disclose any matter contained therein to such agency or authority; provided that the Secured Creditors shall give Borrower at least 48 hours prior written notice before so doing. Borrower acknowledges that no Secured Creditors can control or otherwise assure the truthfulness or accuracy of such environmental reports, and that the release of such environmental reports, or any information contained therein, to prospective bidders at any foreclosure sale of the Collateral Projects may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that no Secured Creditors shall have any liability whatsoever as a result of delivering any or all of such reports or any information contained therein to any third party, and Borrower hereby releases and forever discharges the Secured Creditors from any and all claims, damages, or causes of action arising out of connected with or incidental to such reports or the delivery thereof in compliance with the terms of this Section 6(l).

     (m) Provision of Information to Collateral Agent. Borrower shall submit to the Collateral Agent a copy of the notices and certificates it is required to deliver to the Noteholders pursuant to Section 2.3 of the Note Purchase Override Agreement and to the Administrative Agent pursuant to Section 2.8(b)(iv) of the 1999 Credit Agreement.

     7. Negative Covenants of the Borrower.

     (a) Liens. Borrower shall not permit the existence of any Lien on any of the Collateral, other than (i) the Liens in favor of the Collateral Agent for the benefit of the Lenders and the Noteholders pursuant to this Agreement, the Mortgages and any other Security Documents, and (ii) Permitted Encumbrances.

     (b) Transfer. Borrower shall not transfer any of the Collateral Projects (other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business) other than in compliance with this Agreement and the other Debt Documents.

     (c) Zoning and Uses. Without the consent of the Required Creditors, Borrower shall not initiate or support any limiting change in the permitted uses of any Collateral Project (or to the extent applicable, zoning reclassification of any Collateral Project) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Collateral Project, or use or permit the use of any Property in a manner that would have a Material Adverse Effect;

     (d) Waste. Borrower shall not commit or permit any material waste on any Collateral Project, nor take any actions that might invalidate any insurance carried on any Collateral Project.

     (e) Right to Contest. Notwithstanding anything to the contrary in this Agreement, after prior written notice to Collateral Agent, Borrower, at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any taxes or other impositions, legal requirement or insurance requirement, or any lien, encumbrance or charge referred to in Section 7(a), provided, that (i) in the case of an unpaid imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from Borrower, Collateral Agent, the Collateral and any rent or other income therefrom and shall not interfere with the payment of any such rent or income, (ii) neither the Collateral nor any rent or other income therefrom nor any part thereof or interest therein would be in any material danger of being sold, forfeited, lost or interfered with, (iii) in the case of a legal requirement, neither Borrower nor Collateral Agent would be in any material danger of any civil or criminal liability for failure to comply therewith, (iv) Borrower shall have furnished such security, if any, as may be required in the proceedings or as may reasonably be requested by the Required Creditors, (v) the nonpayment of the whole or any part of any such tax, assessment or charge will not result in the delivery of a tax deed to the Land and Improvements or any part thereof because of such non-payment, (vi) the payment of any sums required to be paid in respect of the Secured Obligations (other than any unpaid imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 7(e)) shall not be interfered with or otherwise affected, and (vii) in the case of any insurance requirement, the failure of Borrower to comply therewith shall not affect the validity of any insurance required to be maintained by Borrower under Section 6(f).

     8. Loss Proceeds Account.

     (a) Promptly after the occurrence of a Casualty or Condemnation, Borrower shall, to the extent required under Section 6(g) of this Agreement, establish and thereafter maintain with the Collateral Agent a segregated trust account for the purpose of depositing any proceeds from such Casualty or Condemnation (the "Loss Proceeds Account").

     (b) Provided no Major Default is continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 6(g) of this Agreement.

     (c) During the continuation of a Major Default, Collateral Agent shall, at the direction of the Directing Creditors, withdraw funds in the Loss Proceeds Account and pay the same to the Secured Creditors for application toward the reduction or discharge of the Secured Obligations, as set forth in Section 15, below.

     9. Fees and Expenses. The Borrower agrees to pay to the Collateral Agent, from time to time upon demand, all reasonable fees (including the Collateral Agent's Fee), costs and expenses of the Collateral Agent, counsel to the Noteholders' group and counsel to the Administrative Agent, to the extent (i) arising in connection with the administration or enforcement of any of the provisions of this Agreement or the Security Instruments (including the reasonable expenses of the Collateral Agent in furnishing any reports and information requested by the Secured Creditors), (ii) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of the Collateral pursuant to any Security Instruments and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and the Security Instruments, or (iii) incurred by the Collateral Agent pursuant to Section 18.

     10. Additional Covenants of the Borrower. The Borrower hereby agrees: (a) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Required Creditors to perfect, maintain and protect its security interest hereunder and the priority thereof and to deliver promptly to the Collateral Agent all originals of any documents evidencing proceeds of the Collateral consisting of chattel paper or instruments; (b) not to surrender possession of, sell, encumber (other than to the Collateral Agent), or otherwise dispose of or transfer, any Collateral or right or interest therein other than as permitted under this Agreement or the other Debt Documents; (c) after the occurrence and during the continuance of a Major Default (and at all other times expressly provided for in this Agreement) to account fully for and promptly to deliver to the Collateral Agent, in the form received, all proceeds of Collateral received, endorsed to the Collateral Agent as appropriate and accompanied by such assignments and powers, duly executed, as the Required Creditors shall reasonably request, and until so delivered all Collateral and proceeds thereof shall be held in trust for the Collateral Agent for the benefit of the Secured Creditors; (d) at any reasonable time, upon demand by the Collateral Agent (as directed by the Required Creditors), to exhibit to and allow inspection by the Collateral Agent (or Persons designated by the Collateral Agent) of the Collateral and the records concerning the Collateral;
(e) to keep the records concerning the Collateral at the location(s) set forth in Section 24 below and not to remove such records from such location(s) without thirty (30) days prior written notice to the Collateral Agent; (f) not knowingly to use any Collateral or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or the other Debt Documents or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (g) to notify the Secured Creditors before any such change shall occur of any change in the Borrower's name, identity or structure through merger, consolidation or otherwise; (h) to appear in and defend, at the Borrower's cost and expense, any action or proceeding which may affect its title to or the Collateral Agent's interest for the benefit of the Secured Creditors in the Collateral unless the failure to do so would not have a Material Adverse Effect; and (i) to keep accurate and complete records of the Collateral and to provide the Collateral Agent with such records and such reports and information relating to the Collateral as the Collateral Agent may reasonably request from time to time.

     11. Collection of Collateral Payments

     (a) The Borrower shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Collateral ("Collateral Payments" or a "Collateral Payment"), consistent with all requirements of law and contractual obligations binding upon the Borrower, but subject to Borrower's reasonable business judgment and right to contest as set forth in Section 7(e) above. Upon the request of the Required Creditors following the occurrence of a Major Default (and subject to the requirements of applicable law), the Borrower will notify and direct any party who is or might become obligated to make any Collateral Payment to make payment thereof to the Collateral Agent (or to the Borrower in care of the Collateral Agent) at such address as the Collateral Agent may designate. The Borrower will reimburse the Collateral Agent promptly upon demand for all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and litigation expenses, incurred by the Collateral Agent in seeking to collect any Collateral Payment.

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

     (b) Following the occurrence of a Major Default, upon the request of the Required Creditors the Borrower will transmit and deliver to the Collateral Agent, forthwith upon receipt and in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Collateral Agent) which may be received by the Borrower at any time as payment on account of any Collateral Payment and if such request shall be made, until delivery to the Collateral Agent, such items will be held in trust for the Collateral Agent for the benefit of the Secured Creditors and will not be commingled by the Borrower with any of its other funds or property. Thereafter, the Collateral Agent is hereby authorized and empowered to endorse the name of the Borrower on any check, draft or other instrument for the payment of money received by the Collateral Agent on account of any Collateral Payment if the Collateral Agent believes such endorsement is necessary or desirable for purposes of collection.

     (c) The Borrower hereby agrees to indemnify, defend and save harmless the Collateral Agent and its agents, officers, employees and representatives from and against all liabilities and reasonable expenses on account of any adverse claim asserted against the Collateral Agent relating to any moneys received by the Collateral Agent on account of any Collateral Payment (other than as a direct result of the gross negligence or willful misconduct of the Collateral Agent) and such obligation of the Borrower shall continue in effect after and notwithstanding the discharge of the Secured Obligations and/or the release of the security interest granted in Section 3 above.

     12. Enforcement and Priority.

     (a) Enforcement With Respect to Collateral. The Directing Creditors shall have the right to deliver a written notice of a Major Default, clearly identified as a Default Notice (a "Default Notice") identifying the nature of such Major Default and specifying the Debt Document under which such Major Default arose, to the Collateral Agent to the extent a Major Default shall have occurred under a Debt Document to which Directing Creditors are party (except that the Lenders (acting in such capacity) shall act solely as a group through direction to the Administrative Agent). Upon and after the delivery to the Collateral Agent of (i) a Default Notice by the Directing Creditors and (ii) an Enforcement Directive from the Directing Creditors, the Collateral Agent shall undertake Enforcement pursuant to this Section 12(a), and proceed to protect and enforce rights or remedies granted under the Security Instruments as directed in the Enforcement Directive, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in the Security Instruments, or to enforce any other legal or equitable right or remedy provided herein or therein. Each Secured Creditor (other than Collateral Agent) that is a party hereto hereby agrees that it shall not take any action of Enforcement in respect of or affecting any Collateral except through the delivery of an Enforcement Directive from the Directing Creditors to the Collateral Agent.

     (b) Cooperation of Secured Creditors. Each Secured Creditor that is a party hereto hereby agrees and covenants with each other Secured Creditor that:

          (i) promptly after having actual knowledge of the occurrence of a Major Default, such Secured Creditor (or, with respect to the Lenders, the Administrative Agent) will deliver to each Secured Creditor written notice of such Major Default, identifying the nature of such Major Default and specifying the Debt Document under which such Major Default arose; provided, however, that no such notice shall be required to be given if (A) such Major

     Default is waived or cured by amendment prior to the time such notice is delivered, or (B) notice of such Major Default has previously been delivered to the Collateral Agent; provided further, that the failure to give such notice shall not impair any rights hereunder or under any of the Security Instruments or the other Debt Documents;

          (ii) it will from time to time provide such information to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise reasonably required and requested for any other purpose hereof; and

          (iii) it will from time to time consult with the Collateral Agent and the other Secured Creditors in good faith regarding the Enforcement of its rights with a view to recovering amounts due under any of the Debt Documents.

     (c) Priority of Interests; Pari Passu Nature of Secured Obligations. Notwithstanding any agreements or arrangements in existence prior to the date hereof or hereafter arising or the existence or priority of any Lien in any of the Collateral held by a Secured Creditor or any other Person on behalf of a Secured Creditor on the date hereof or hereafter arising without giving effect to this Agreement, the rights and interests of such Secured Creditor in the Collateral, and any Lien therein, shall be subject to this Agreement and treated as among the Secured Creditors as having such priority as set forth herein and shall be shared at all times among the Secured Creditors in accordance herewith, and the proceeds of any sale, transfer or other disposition of the Collateral for any reasons whatsoever shall be distributed in accordance with this Agreement. Each Secured Creditor acknowledges and agrees that the portions of each of the Secured Obligations share the benefit and Lien priority of and to the Security Instruments, the Collateral and the Collateral Proceeds and the Distributions on the basis specified in Section 15(b).

     (d) Remedies of Collateral Agent. Upon the occurrence of a Major Default, Collateral Agent shall have the rights and remedies set forth herein and in the Mortgages and other Security Instruments, including without limitation, the right, upon the direction of any Directing Creditor, to foreclose upon and sell any or all of the Collateral Projects. Whether or not the Collateral Agent exercises any such right, upon the occurrence of any Major Default and following the acceleration of any part of the Secured Obligations, the Collateral Agent on behalf of the Secured Creditors shall have as to any Collateral, all other rights and remedies provided for herein and in the Security Instruments, and all rights and remedies of a secured party under the New York Uniform Commercial Code and, in addition thereto and not in lieu thereof, all other rights or remedies at law or in equity existing or conferred upon the Collateral Agent on behalf of the Secured Creditors by other jurisdictions or other applicable law or given to the Collateral Agent on behalf of the Secured Creditors pursuant to the Security Instruments, including any security agreement or other instrument or agreement heretofore, now, or hereafter given as security for the Borrower's obligations hereunder.

     (e) Waivers of Rights. Until the occurrence of the Security Termination Date, each of the Secured Creditors and the Administrative Agent hereby waives any and all rights each may individually (i.e., other than through the Collateral Agent, the Required Creditors or the Directing Creditors, as applicable) now or hereafter have to exercise any Enforcement action. Each of the Secured Creditors and the Administrative Agent hereby agrees not to take any action whatsoever to enforce any term or provision of the Security Instruments or to enforce any right with respect to the Collateral in conflict with the provisions of this Agreement or the terms and provisions of the

Security Instruments. Nothing set forth above or otherwise contained in this Agreement shall be interpreted as a waiver of any rights of setoff (by contract, law or otherwise) of any Secured Creditor (except that any right of setoff with respect to amounts owing in respect of any Secured Obligation shall be subject to the sharing provisions set forth herein).

     (f) Additional Collateral. Each Secured Creditor hereby covenants and agrees that such Secured Creditor will not take, accept or obtain, as security for such Secured Creditor's Secured Obligations, any Lien upon any assets of any of the Borrower or any subsidiary or Affiliate thereof (other than assets which, if obtained by the Secured Creditor, would constitute Collateral to secure the payment and performance of the Secured Obligations) unless the Collateral Agent on behalf of all Secured Creditors is granted a priority Lien upon such assets and such assets become Collateral subject to this Agreement, in either case, pursuant to documents in form and substance satisfactory to all of the Secured Creditors.

     (g) Payments to Secured Creditors. All payments to be made by the Collateral Agent to the Noteholders pursuant to the terms and provisions of this Agreement shall be made in the manner set forth in Schedule 4 hereto (such Schedule to correspond with the current version of Annex 1 of each of the respective Note Purchase Agreements), or at such other place within the United States and in such other manner as each Noteholder may designate for the purpose by notice to the Collateral Agent in writing. All payments to be made by the Collateral Agent to the Lenders pursuant to the terms and provisions of this Agreement shall be made by electronic funds transfer of immediately available funds to the bank account for the Administrative Agent for the benefit of the Lenders as described in Schedule 5 hereto or to such other bank account as the Administrative Agent shall instruct the Collateral Agent in writing.

     13. Actions by Collateral Agent Under the Mortgages. The Collateral Agent shall only take such actions under the Mortgages as are authorized by the Required Creditors or any Directing Creditor in accordance with this Agreement, and the Required Creditors hereby authorize and direct the Collateral Agent, and the Collateral Agent agrees, to perform and observe each and every covenant or obligation contained in the Mortgages and required to be performed or observed by Collateral Agent under the Mortgages.

     14. Independent Actions by Secured Creditors. Nothing contained in this Agreement shall prohibit any Secured Creditor, in accordance with the Debt Documents, from accelerating the maturity of, or demanding payment from the Borrower on, any Secured Obligation of the Borrower to such Secured Creditor or from instituting legal action against the Borrower to obtain a judgment or other legal process in respect of such Secured Obligation, but any funds received from the Borrower in connection with any recovery therefrom shall constitute Distributions and shall be subject to the terms of this Agreement.

     15. Distributions.

     (a) Sharing / Distributions.

          (i) Each Secured Creditor (other than Collateral Agent) agrees to share with the other Secured Creditors (other than Collateral Agent) all Distributions at all times and to apply all Distributions received by such Secured Creditor (in each case whether or not a Major Default shall have occurred and be continuing and whether or not any Bankruptcy

     Proceeding shall have commenced or be continuing) according to the priorities and in the manner provided in this Section 15. In furtherance of the foregoing, any and allpayments and other Distributions required to be made by the Borrower in respect of the Secured Obligations shall at all times be paid by the Borrower to the Collateral Agent for distribution in accordance with paragraph (b) of this Section 15. Each Secured Creditor agrees that if it shall receive any Distributions (including payments received by setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Secured Creditor or to the Administrative Agent on behalf of the Lenders) other than from a distribution by the Collateral Agent pursuant to paragraph (b) of this
     Section 15, such Secured Creditor shall promptly (in no event later than five (5) Business Days after receipt thereof) pay the same over to the Collateral Agent in the same form as received (with such endorsements as may be necessary), and that until such Secured Creditor shall have made such payment it will hold such Distributions in trust for all the Secured Creditors.

          (ii) Promptly following receipt of any Distributions, the Collateral Agent shall distribute to each other Secured Creditor such Secured Creditor's share of the Distributions so received in accordance with paragraph (b) of this Section 15, provided that each Lender's share of the Distributions shall be paid to the Administrative Agent for the benefit of the Lenders. Until such Distributions are so applied, the Collateral Agent shall hold such amounts in its custody in accordance with its regular procedures for handling deposited funds.

          (iii) Promptly after making any Distributions on any date under clause THIRD, or any clause beneath clause THIRD, of any of the "waterfall" provisions set forth in Section 15(b), below, the Collateral Agent shall give notice to each of the Secured Creditors and the Borrower of all such Distributions.

     (b) Order of Application.

          (i) Until the earlier to occur of (A) a Major Default and (B) March 31, 2003, all Distributions received by the Collateral Agent shall be applied promptly by the Collateral Agent in the following order as of any date of distribution:

          FIRST: to:

          (i) payment of the Collateral Agent's Fee and any reasonable expenses incurred by the Collateral Agent in connection with enforcing the rights and remedies of the Secured Creditors hereunder and under the Security Instruments and with any or all of the retaking, holding, preserving, processing, advertising, maintaining, preparing for or consummating any sale, lease or other disposition of any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto; and then

          (ii) the ratable payment of, or ratable reimbursement of a Secured Creditor for, the reasonable fees and expenses of counsel to the Noteholders' group and counsel to the Administrative Agent; and then

          (iii) the ratable payment in respect of any costs, fees, expenses or other amounts then due and payable by the Borrower to any Secured Creditor, pursuant to the Debt

     Documents, in respect of the Secured Obligations not provided for above or below;

          SECOND: to the ratable payment in respect of all accrued and unpaid interest then due and payable by the Borrower in respect of the Secured Obligations, provided that payment of interest that would otherwise be made by the Collateral Agent pursuant to this clause SECOND may be made by the Borrower directly to the Secured Creditors so long as this clause SECOND is otherwise applicable to such payment and such payment is otherwise made in strict compliance with this clause SECOND;

          THIRD: to the ratable payment in respect of all outstanding principal (whether or not then due and payable) in respect of the Secured Obligations (for the avoidance of doubt, all outstanding principal in respect of the Secured Obligations shall not include the Makewhole Amount);

          FOURTH: to the ratable payment of all Makewhole Amounts (whether or not then due and payable); and

          FIFTH: to the Borrower or as otherwise required by applicable law.

          As used in clauses FIRST and SECOND of Section 15(b)(a)(i), "ratable" shall mean with respect to each Secured Creditor, a ratio equal to (x) the amount then due and payable to such Secured Creditor under such clause to (y) the aggregate amount then due and payable to all Secured Creditors under such clause. As used in clauses THIRD and FOURTH of
          Section 15(b)(a)(i), "ratable" shall mean with respect to each Secured Creditor, a ratio equal to (x) the total amount owing (whether or not then due and payable) to such Secured Creditor under such clause to
          (y) the total amount owing (whether or not then due and payable) to all Secured Creditors under such clause.

          (ii) Upon or after the earlier to occur of (A) a Major Default and (B) March 31, 2003, all Distributions received by the Collateral Agent shall be applied promptly by the Collateral Agent in the following order as of any date of distribution:

          FIRST: to:

          (i) payment of the Collateral Agent's Fee and any reasonable expenses incurred by the Collateral Agent in connection with enforcing the rights and remedies of the Secured Creditors hereunder and under the Security Instruments and with any or all of the retaking, holding, preserving, processing, advertising, maintaining, preparing for or consummating any sale, lease or other disposition of any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto; and then

          (ii) the ratable payment, or ratable reimbursement of a Secured Creditor for, the reasonable fees and expenses of counsel to the Noteholders' group and counsel to the Administrative Agent; provided that, if either the Required Lenders or the Required Noteholders shall have delivered written notice to the Collateral Agent on any date electing to treat all fees and expenses of both counsel to the Noteholders' group and counsel to the Administrative Agent in this clause (ii) as subject to the priority set forth in clause FIFTH below, then all such fees and expenses of both counsel to the Noteholders' group and counsel to the Administrative Agent incurred from and after such date shall be payable under clause FIFTH below rather than this clause FIRST;

          SECOND: to the ratable payment in respect of all accrued and unpaid interest then due and payable by the Borrower in respect of the Secured Obligations;

          THIRD: to the ratable payment in respect of all outstanding principal (whether or not then due and payable) in respect of the Secured Obligations (for the avoidance of doubt, all outstanding principal in respect of the Secured Obligations shall not include the Makewhole Amount);

          FOURTH: to the ratable payment of all Makewhole Amounts to the Noteholders and breakage costs (if any) to the Lenders (whether or not then due and payable);

          FIFTH: to the ratable payment in respect of any costs, fees, expenses or other amounts then due and payable by the Borrower to any Secured Creditor, pursuant to the Debt Documents, in respect of the Secured Obligations not provided for above or below; and

          SIXTH: to the Borrower or as otherwise required by applicable law.

          As used in clauses FIRST, SECOND and FIFTH of Section 15(b)(ii), "ratable" shall mean with respect to each Secured Creditor, a ratio equal to (x) the amount then due and payable to such Secured Creditor under such clause to (y) the aggregate amount then due and payable to all Secured Creditors under such clause. As used in clauses THIRD and FOURTH of Section 15(b)(ii), "ratable" shall mean with respect to each Secured Creditor, a ratio equal to (x) the total amount owing (whether or not then due and payable) to such Secured Creditor under such clause to (y) the total amount owing (whether or not then due and payable) to all Secured Creditors under such clause.

          (iii) Notwithstanding anything in the Agreement to the contrary:

          (i) the Collateral Agent shall not be obligated to make a payment pursuant to this Section 15(b) until it shall have received a threshold amount of at least $100,000 of Distributions that are to be distributed at such time pursuant to this Section 15, unless such lesser amount would be the final amount to be paid to satisfy the Secured Obligations; and

          (ii) any amounts withheld, pursuant to Section 15(c), by the Collateral Agent from a Distribution to be otherwise made to a Non-Returning Secured Creditor shall be deemed to have been paid to such Non-Returning Secured Creditor for purposes of determining each Secured Creditor's ratable share of any Distribution hereunder.

     (c) Returned Amounts. If at any time the Collateral Agent or any Secured Creditor shall be required to restore or return, or if such party (with the consent of the Required Creditors) restores or returns in good faith settlement of pending or threatened avoidance claims, to the Borrower or any other Person other than to another Secured Creditor any Distributions made on or after the Effective Date or any portion thereof, whether by reason of the insolvency, reorganization or other similar event in respect of the Borrower or such Person or otherwise (a "Returned Amount"), then, (i) the Collateral Agent shall promptly give notice of the Returned Amount to each Secured Creditor, and (ii) each of the Secured Creditors shall promptly transfer to the Collateral Agent (for reimbursement to the Collateral Agent or such Secured Creditor, as the case may be) such amounts as are necessary such that each Secured Creditor shall have received and retained the amount it would have received under Section 15(b) had the Returned Amount not previously been distributed (its "Returned Amount Share"). If any Secured Creditor (a "Non-Returning Secured Creditor") fails to tender payment of its Returned Amount Share, then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any Distributions (including, without limitation, Collateral Proceeds) otherwise payable to such Non-Returning Secured Creditor an amount equal to its Returned Amount Share remaining unpaid at such time of receipt of such Distributions (including, without limitation, Collateral Proceeds) and apply such amount withheld in satisfaction of such Returned Amount Share. The Collateral Agent shall also have the right to collect from such Non-Returning Secured Creditor, and/or withhold from any Distributions to otherwise be made to such Non-Returning Secured Creditor, the Collateral Agent's reasonable costs and expenses incurred in collecting such Non-Returning Secured Creditor's Returned Amount Share, plus interest on any unpaid portion of such Returned Amount Share at the federal judgment rate from the date the Collateral Agent first requested payment of such Returned Amount Share. The agreements in this Section 15(c)) shall survive the payment of the Bank Loans and Notes and the termination of the Security Instruments, the Debt Documents and this Agreement.

     (d) No Waiver of Default. The Borrower acknowledges and agrees that if any payment default exists in respect of the Secured Obligations after the making of any Distribution hereunder, nothing set forth herein shall constitute a waiver of such payment default.

     16. Default Interest. All amounts due to any of the Lenders hereunder and under the Mortgages and other Security Instruments and not paid when due shall bear interest from and after the due date thereof at the Default Rate (as such term is defined in Section 2.12 of the 1999 Credit Agreement), which rate shall be deemed to be the "Default Rate" hereunder with respect to all amounts due to the Lenders. All amounts due to any of the Noteholders hereunder and under the Mortgages and other Security Instruments and not paid when due shall bear interest from and after the due date thereof at the interest rate under the Note Purchase Agreements applicable to defaulted principal in respect of Notes held by such Noteholder (except as otherwise provided in the Note Purchase Override Agreement with respect to deferred Makewhole Amounts for the period ending on the Deferred Makewhole Payment Date), which rate shall be deemed to be the "Default Rate" hereunder with respect to all amounts due to the Noteholders.

     17. Waiver by Borrower. No Secured Creditor shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any public or private sales pursuant to the Mortgages. The Borrower hereby waives (to the extent permitted by law) any claims it may have against such Secured Creditor arising by reason of the fact that the price at which the Collateral may have been sold at any such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations then outstanding.

     18. Resignation and Removal of Collateral Agent.

     (a) If the Collateral Agent shall resign as Collateral Agent under this Agreement (or be removed pursuant to Section 18(b)), such resignation (or removal) to be effective upon the appointment of a successor Collateral Agent and the payment to the outgoing Collateral Agent of all amounts owed to it hereunder, then the Secured Creditors (other than the Collateral Agent) may appoint a successor Collateral Agent for the Secured Creditors, which successor Collateral Agent shall be a commercial bank, insurance company or trust company organized under the laws of the United States of America or any state thereof having a combined surplus and capital of not less than $100,000,000, whereupon such successor Collateral Agent shall succeed to the rights, powers and duties of the former Collateral Agent and the obligations of the former Collateral Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement; provided, however, that if the Secured Creditors (other than the Collateral Agent) cannot agree as to a successor Collateral Agent within fifteen
(15) days after notice of such resignation (or removal), then the resigning (or removed) Collateral Agent may appoint an interim Collateral Agent (which shall not be a Lender, a Noteholder or any Affiliate of any thereof) meeting the qualifications set forth above to act as Collateral Agent pending the appointment of a successor Collateral Agent through the procedure described herein.

     (b) The Collateral Agent may be removed without cause at any time by the vote of the Required Creditors and written notice thereof delivered to the Collateral Agent. If the Collateral Agent is so removed, the Required Creditors may appoint a successor Collateral Agent in accordance with Section 18(a) hereof.

     (c) After the effective date of the resignation or removal of the Collateral Agent hereunder, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Security Instruments and this Agreement; provided, however, that any liability of such Collateral Agent arising from the performance of its obligations hereunder prior to such resignation or removal shall survive such resignation or removal.

     (d) Each of the parties hereto, including any resigning or removed Collateral Agent, agrees to execute whatever documents are necessary or reasonably requested, including without limitation amendments to or assignments of any of the Security Instruments, to effect the resignation or removal of the Collateral Agent under this Agreement or any other document executed pursuant to this Agreement and to continue the perfection of the Liens on the Collateral.

     19. Confidentiality. The Collateral Agent agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Borrower or by any other party on the Borrower's behalf in connection with this Agreement or the other Debt Documents and agrees and undertakes that neither it nor any of its affiliates shall disclose to any Person (other than any Secured Creditor) any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or the other Debt Documents. The Collateral Agent, its affiliates and their respective employees, officers and directors may disclose such information (1) at the request of any regulatory authority or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other court process, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other Governmental Authority of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person's independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person, (7) in connection with any litigation involving such Person, so long as due care is taken by Collateral Agent, its affiliates and their respective officers and directors to comply with the provisions of this Section 19, including, but not limited to filing any documents containing such information under seal, and (8) to any Affiliate of such Person. Notwithstanding anything herein to the contrary, nothing herein shall impose any additional confidentiality restriction on any Secured Creditor (beyond those confidentiality restrictions to which such Secured Creditor is already subject pursuant to the other Debt Documents) with respect to any information provided by the Collateral Agent to such Secured Creditor.

     20. Binding Upon Successors. All rights of the Secured Creditors under this Agreement shall inure to the benefit of the Secured Creditors and their successors and assigns, and all obligations of the Borrower shall bind its successors and assigns.

     21. Entire Agreement. This Agreement and the Mortgages contain the entire security agreement and collateral agency agreement with respect to the Collateral among Secured Creditors and the Borrower, and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed in accordance with Section 22. All waivers by the Borrower provided for in this Agreement have been specifically negotiated by the parties with full cognizance and understanding of their rights.

     22. Amendments, Waivers and Consents.

     (a) All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Required Creditors and, in the case of amendments, by the Borrower, provided that any amendment, modification, supplement or waiver of Sections 12, 15 or 22 or the definitions of Directing Creditors, Distribution, Loan Obligations, Noteholder Obligations, Required Lenders, Required Creditors, Required Noteholders, Secured Obligations or Secured Creditor shall require the unanimous written consent of all the Secured Creditors (other than the Collateral Agent). Any amendments, waivers or consents of any provision of this Agreement affecting the rights or obligations of the Collateral Agent shall also require the prior written consent of the Collateral Agent.

     (b) All amendments or waivers of any provision of or consent pursuant to or under any Security Instrument shall be effective only if the same shall be in writing and signed by the Collateral Agent and the Required Creditors and, in the case of amendments, by the Borrower. Notwithstanding the foregoing, the release of all or substantially all of the Collateral prior to the Security Termination Date (except in connection with property releases permitted pursuant to

Section 4) shall require the written consent of each of the Secured Creditors (other than the Collateral Agent).

     (c) Each Secured Creditor hereby agrees and covenants with each other Secured Creditor that it will not amend or modify any term or provision of any other Debt Document (i.e., other than this Agreement and any other Security Instrument covered above in subsections (a) and (b), respectively) without the prior written consent of the Required Creditors; provided, however, that nothing in this Section 22 shall, or shall be deemed to, affect the voting requirements set forth in each such agreement for such amendments and modifications.

     (d) The maximum aggregate outstanding principal balance of the indebtedness secured by the Mortgages and this Agreement shall not exceed $400,000,000 without the prior written agreement of the Required Creditors.

     (e) Where this Agreement contains a reference to a matter that must be "reasonably approved" or is "subject to the reasonable approval of" a Person (or a similar phrase requiring "reasonable" approval or discretion), then such Person shall not unreasonably withhold or delay its consent or approval to such matter.

     23. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the New York Uniform Commercial Code.

     24. Place of Business; Records. The Borrower represents and warrants that its chief place of business is at the address set forth beneath its signature below, and that its books and records concerning the Collateral are kept at its chief place of business and at other offices of the Borrower in Los Angeles County, California.

     25. Notice. Any written notice, consent or other communication provided for in this Agreement shall be delivered or sent and all notices and other communications provided to any party hereto under this Agreement, in writing or by telex or by facsimile and addressed or delivered to such party, with copies to each other party hereto (but failure to provide any such copies shall not invalidate such notice), in each case at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     26. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     27. Sale of Interest. No Secured Creditor will sell, transfer or otherwise dispose of any interest in the Secured Obligations to any party other than the sale of a participation interest to a "Participant" (as such term is defined in the 1999 Credit Agreement) unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

     28. Severability; Repurchase in the Event of Avoidance Actions.

     (a) If for any reason, the allocation of Distributions among the Secured Creditors in accordance with Section 15(b) of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable in whole or in part, then the Lenders, the 1994 Noteholders and the 1996 Noteholders will purchase and exchange such participations in the 1999 Bank Notes, the 1994 Notes and the 1996 Notes as may be required so that each Lender, 1994 Noteholder and 1996 Noteholder, after giving effect to all such purchases and exchanges, shall have received and retained cash payments in respect of the amounts distributable under Section 15(b) equal to the amount such Lender, 1994 Noteholder or 1996 Noteholder would have received if the amounts had been applied in accordance with such Section 15(b); provided, however, if in connection with a Bankruptcy Proceeding of the Borrower, any portion of the Secured Obligations or the Borrower's obligations under the Security Instruments referred to in clauses SECOND, THIRD, FOURTH or FIFTH of Section 15(b)(i) is determined to be unenforceable or is disallowed (such portion to be hereinafter referred to as a "Disallowed Obligation"), then this Section 28(a) shall not be applied or construed in such manner to enable the holder of any such Disallowed Obligation to receive any Distribution on account of such Disallowed Obligation. It is the intent of this Section 28(a) to establish an alternative mechanism to preserve as among the parties hereto the distribution priorities and the sharing calculation formulas set forth in
Section 15(b) the same as if this Agreement had been given effect among the parties hereto and the same as if the Secured Obligations were allowed or enforced against the Borrower in accordance with their terms. It is not, however, the intent of this Section 28(a) to enable any party hereto to receive or retain any Distribution with respect to any Disallowed Obligation to the extent such Disallowed Obligation has been disallowed or is otherwise determined to be unenforceable as against the Borrower.

     (b) Except to the extent contemplated by subsection (a) hereof, in case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     29. Termination of Agreement. This Agreement shall terminate on the Security Termination Date; provided, however, that such termination shall not relieve any party of its accrued obligations and liabilities, and all representations and warranties herein, and any provision expressly stated herein to survive termination of this Agreement, shall survive such termination.

     30. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     EXECUTED the day and year first above written.

COLLATERAL AGENT:                     BNY MIDWEST TRUST COMPANY, an
                                      Illinois corporation, as Collateral Agent


                                       By: /s/ Eric A. Lindahl
                                           -----------------------------------
                                       Name: Eric A. Lindahl
                                       Title: Vice President


                                       2 North LaSalle Street, Suite 1020
                                       Chicago, Illinois 60602
                                       Attention:
                                       Telephone:  (312) 827-8500
                                       Facsimile:  (312) 827-8562


BORROWER:                              NATIONAL GOLF OPERATING PARTNERSHIP, L.P.


                                       By:   National Golf Properties, Inc.,
                                             its General Partner

                                             By: /s/ Neil M. Miller
                                                ------------------------------
                                             Print Name: Neil M. Miller
                                             Title: CFO and Secretary

                                       c/o National Golf Properties, Inc.
                                       2951 28th Street, Suite 3001
                                       Santa Monica, California 90405

                                       Attention:  Principal Accounting Officer
                                       Telephone:  (310) 664-4000
                                       Facsimile:  (310) 664-6170

SECURED CREDITORS:                     BANK ONE, N.A., individually and as Agent
                                       for the Lenders

                                           By: Richard R. Howard
                                               -------------------------------
                                           Print Name: Richard R. Howard
                                           Title: Vice President

                                           Mail Code IL1-0631
                                           1 Bank One Plaza - 17th Floor
                                           Chicago, Illinois  60670
                                           Attention:  Richard Howard
                                           Telephone:  (312) 732-3179
                                           Facsimile:  (312) 732-1775


The foregoing Agreement is hereby accepted as of the date first above written:

1994 NOTEHOLDERS


THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


By:   /s/ Joel Serebransky
      ---------------------
      Name: Joel Serebransky
      Title: Investment Officer



FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN, as successor to FB Annuity Company

By:   Advantus Capital Management, Inc.


By:   /s/ James F. Geiger
      ------------------------
      Name: James F. Geiger
      Title: Vice President



FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

By:   Advantus Capital Management, Inc.


By:   /s/ James F. Geiger
      ------------------------
      Name: James F. Geiger
      Title: Vice President

NATIONAL LIFE INSURANCE COMPANY


By:   /s/ R. Scott Higgins
      ------------------------
      Name: R. Scott Higgins
      Title: Vice President, NL Capital Management


THE OHIO NATIONAL LIFE INSURANCE COMPANY


By:   /s/ Michael A. Boedeker
      ------------------------
      Name: Michael A. Boedeker
      Title: Senior Vice President, Investments


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


By:   /s/ Roi G. Chandy
      ------------------------
      Name: Roi G. Chandy
      Title: Director - Special Situations


THE TRAVELERS INSURANCE COMPANY


By:   /s/ Denise T. Duffee
      ------------------------
      Name: Denise T. Duffee
      Title: Investment Officer



1996 NOTEHOLDERS

AUSA LIFE INSURANCE COMPANY, INC.


By:   /s/ John Bailey
      ------------------------
      Name: John Bailey
      Title: Vice President


TRANSAMERICA LIFE INSURANCE COMPANY


By:   /s/ John Bailey
      ------------------------
      Name: John Bailey
      Title: Vice President


JEFFERSON-PILOT LIFE INSURANCE COMPANY


By:   /s/ Robert E. Whalen, II
      ------------------------
      Name: Robert E. Whalen, II
      Title: Vice President

FORTIS ASSET MANAGEMENT,
a division of Fortis, Inc.


By:   /s/ Chris Woods
      ------------------------
      Name: Chris Woods
      Title: Vice President - Fixed Income



OXFORD LIFE INSURANCE COMPANY


By:   /s/ Jason A. Berg
      ------------------------
      Name: Jason A. Berg
      Title: Treasurer



NATIONAL LIFE INSURANCE COMPANY


By:   /s/ R. Scott Higgins
      ------------------------
      Name: R. Scott Higgins
      Title: Vice President, NL Capital Management


LIFE INSURANCE COMPANY OF THE SOUTHWEST


By:   /s/ R. Scott Higgins
      ------------------------
      Name: R. Scott Higgins
      Title: Vice President, NL Capital Management



TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


By:   /s/ Roi G. Chandy
      ------------------------
      Name: Roi G. Chandy
      Title: Director - Special Situations


THE TRAVELERS INSURANCE COMPANY


By:   /s/ Denise T. Duffee
      ------------------------
      Name: Denise T. Duffee
      Title: Investment Officer